Exhibit 99.1 NEWS RELEASE

FOR IMMEDIATE RELEASE

Tesco Corporation Reports Third Quarter 2014 Results

HOUSTON, November 4, 2014 -- Tesco Corporation (NASDAQ: TESO) ("TESCO" or the "Company") today reported net income of $7.5 million, or $0.18 per diluted share, for the third quarter ended September 30, 2014. Adjusted net income for the quarter was $11.1 million, or $0.27 per diluted share, which excludes the after-tax impact of foreign currency losses in Argentina, Mexico and Russia, totaling $2.7 million, or $0.07 per diluted share, and the negative tax impact of certain losses with no tax benefit in several countries, or $0.02 per diluted share. This compares to net income of $12.7 million, or $0.31 per diluted share, in the second quarter of 2014, and net income of $11.7 million, or $0.29 per diluted share, for the third quarter of 2013. Adjusted net income in the second quarter of 2014 was $11.9 million, or $0.29 per diluted share. Third quarter 2014 revenue was $141.9 million, compared to $145.1 million for the second quarter of 2014 and to $132.2 million for the third quarter of 2013, a decrease of 2% and an increase of 7%, respectively.

Commentary

Julio Quintana, TESCO's Chief Executive Officer, commented, "This quarter proved to be challenging on a couple of fronts. Managing exposure to various currencies continues to be difficult in this economic environment. Also, as we tighten our credit policy in several international locations, deliveries of our products have a tendency to be pushed out into future quarters. Finally, we experienced some short-term tubular service activity declines in the U.S. due to sales coverage and a contract extension delay in Ecuador. . On the positive front, the operational momentum on a global scale remains strong. We hit another record revenue in our After Market Sales and Service business; a keystone of our strategy. Bookings for top drives continued at a healthy level and we project a very strong delivery volume in Q4 2014. Top drive rentals continues to strengthen, particularly in our Latin American operations and despite headwinds in Tubular Services in markets like Iraq; we are becoming more effective at managing our costs to control margin erosion. We also expect tubular service revenue and margins to improve as U.S. activity levels have already rebounded in October back to the levels of the first half of the year and the Ecuador contract has been extended. The fourth quarter promises to be an excellent quarter and positions us well for a healthy 2015. Finally, we continue to show the quality of our operations through our ability to generate cash. We ended the quarter with almost $88 million in cash, despite paying a quarterly dividend of $0.05 per share, or $2.0 million, and repurchasing approximately 700,000 shares worth $15 million during the third quarter.”

TESCO CORPORATION
Summary of Results
(in millions, except per share information)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2014	2013	2014	2014	2013
Segment revenue	(Unaudited)		(Unaudited)	(Unaudited)
Top Drives
Sales	$41.6	$30.6	$40.5	$107.4	$92.6
Rental services	26.7	32.6	26.8	78.2	93.1
After-market sales and service	19.4	14.8	19.0	53.1	44.0
	87.7	78.0	86.3	238.7	229.7
Tubular Services
Automated	43.7	43.6	48.6	137.3	126.9
Conventional	10.5	10.6	10.2	32.4	31.1
	54.2	54.2	58.8	169.7	158.0

Casing Drilling	—	—	—	0.1	0.6
Consolidated revenue	$141.9	$132.2	$145.1	$408.5	$388.3

Segment operating income (loss):
Top Drives	$18.9	$19.4	$19.4	$49.0	$51.7
Tubular Services	9.3	9.6	10.9	31.0	28.4
Casing Drilling	(0.3)	—	—	(0.6)	2.0
Research and Engineering	(1.9)	(2.1)	(2.5)	(6.8)	(6.7)
Corporate and other	(9.0)	(9.1)	(9.3)	(28.0)	(32.0)
Consolidated operating income	$17.0	$17.8	$18.5	$44.6	$43.4
Net income	$7.5	$11.7	$12.7	$23.2	$30.7
Earnings per share (diluted)	$0.18	$0.29	$0.31	$0.57	$0.78
Adjusted EBITDA(a) (as defined)	$28.5	$29.1	$30.0	$80.5	$76.4
________________________

(a)	See explanation of Non-GAAP measure below

TESCO CORPORATION
Operating Metrics

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2014	2013	2014	2014	2013
Number of Top Drive Sales:
New	32	21	33	84	64
Used or consignment	1	5	2	4	10
	33	26	35	88	74
End of period number of top drives in rental fleet	135	130	135	135	130
Rental operating days(a)	5,979	6,671	5,389	16,452	18,662
Average daily operating rate	$4,470	$4,886	$4,959	$4,750	$4,987

Tubular Services:
Number of automated jobs	1,045	1,063	1,075	3,128	2,994
________________________

(a)	Defined as a day that a unit in our rental fleet is under contract and operating; does not include stand-by days.

TESCO CORPORATION
Non-GAAP Measure - Adjusted EBITDA (1)
 (in millions)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2014	2013	2014	2014	2013
Net income under U.S. GAAP	$	$	$	$	$
Income tax expense	6.1	5.5	6.6	14.8	11.8
Depreciation and amortization	10.4	10.4	10.4	30.5	30.6
Net interest expense	0.2	0.1	0.2	1.0	—
Stock compensation expense-non-cash	1.2	1.4	1.1	4.0	4.7
Bad debt from certain accounts	—	—	—	1.6	—
Foreign exchange (gain) loss	3.1	0.5	(1.0)	5.4	2.5
Gain on sale of Casing Drilling	—	—	—	—	(1.4)
Adjusted EBITDA	$	$	$	$	$

(1)
Our management reports our financial statements in accordance with U.S. GAAP but evaluates our performance based on non-GAAP measures, of which a primary performance measure is Adjusted EBITDA. Adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, foreign exchange gains or losses, noted income or charges from certain accounts, non-cash stock compensation, non-cash impairments, depreciation and amortization, gains or losses from merger and acquisition transactions and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

•
it is widely used by investors in our industry to measure a company's operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•
it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest), merger and acquisition transactions (primarily gains/losses on sale of a business), and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense and non-cash impairments) from our operating results; and

•
it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

 Our management uses Adjusted EBITDA:

•
as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to evaluate potential acquisitions;

•	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	to assess compliance with financial ratios and covenants included in our credit agreements; and

•	in communications with investors, analysts, lenders, and others concerning our financial performance.

 TESCO CORPORATION
Reconciliation of GAAP Net Income to Adjusted Net Income (2)
 (in millions. except earnings per share data)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2014	2013	2014	2014	2013
Net income under U.S. GAAP	$7.5	$11.7	$12.7	$23.2	$30.7
Certain foreign exchange (gains) losses	2.7	—	(0.8)	4.8	—
Bad debt on certain accounts	—	—	—	1.6	—
Certain tax-related charges	—	—	—	0.9	(1.6)
Unbenefited Tax Losses	0.9	—	—	0.9	—
(Gain)/Loss on sale of Casing Drilling	—	—	—	—	(1.0)
Adjusted Net Income	$11.1	$11.7	$11.9	$31.4	$28.1

Diluted earnings per share:
Net income under U.S. GAAP	$0.18	$0.29	$0.31	$0.57	$0.78
Certain foreign exchange (gains) losses	0.07	—	(0.02)	0.12	—
Bad debt on certain accounts	—	—	—	0.04	—
Certain tax-related charges	—	—	—	0.02	(0.04)
Unbenefited Tax Losses	0.02	—	—	0.02	—
(Gain)/Loss on sale of Casing Drilling	—	—	—	—	(0.03)
Adjusted Net Income	$0.27	$0.29	$0.29	$0.77	$0.71

(2)
Adjusted net income is a non-GAAP measure comprised of net income attributable to Tesco excluding the impact of certain identified items. The Company believes that adjusted net income is useful to investors because it is a consistent measure of the underlying results of the Company’s business. Furthermore, management uses adjusted net income as a measure of the performance of the Company’s operations.

Third Quarter 2014 Financial and Operating Highlights
Top Drives Segment

•	Revenue from the Top Drive segment for Q3 2014 was $87.7 million, a $1.4 million, or 1.6%, increase from Q2 2014 and a $9.7 million, or 12.4%, increase from Q3 2013.

•
Top Drive sales for Q3 2014 included 33 units (32 new and 1 used), compared to 35 units (33 new and 2 used) sold in Q2 2014 and 26 units (21 new and 5 used) sold in Q3 2013. Revenue from after-market sales and service for Q3 2014 was a record $19.4 million, an increase of $0.4 million, or 2.1%, from Q2 2014 and $4.6 million, or 31.1%, from Q3 2013.

•	Operating days for the Top Drive rental fleet were 5,979 for Q3 2014 compared to 5,389 in Q2 2014 and 6,671 for Q3 2013.

•
Operating income before adjustments in the Top Drive segment for Q3 2014 was $18.9 million, a $0.5 million, or 2.6%, decrease from Q2 2014 and Q3 2013.  Our Top Drive operating margins before adjustments were 22% in Q3 2014, unchanged from Q2 2014 and a decrease from 25% in Q3 2013.

•
At September 30, 2014, Top Drive backlog was 47 units, with a total potential value of $52.0 million, compared to 51 units at June 30, 2014, with a potential value of $56.7 million.  This compares to a backlog of 26 units at September 30, 2013, with a potential value of $37.6 million.  Today, our top drive backlog stands at 50 units with a potential value of $57 million.

Tubular Services Segment

•
Revenue from the Tubular Services segment for Q3 2014 was $54.2 million, a $4.6 million, or 7.8%, decrease from Q2 2014 and remained flat compared to Q3 2013.  Revenue decreased from Q2 2014 levels due to operations in Iraq stopping due to political instability, the delay in shipping two CDS units into the fourth quarter and activity levels in the U.S. and Ecuador.

•	We performed 1,045 automated casing running jobs in Q3 2014 compared to 1,075 in Q2 2014 and 1,063 in Q3 2013.

•
Operating income before adjustments in the Tubular Services segment for Q3 2014 was $9.3 million, a $1.6 million, or 14.7%, decrease from Q2 2014 and a $0.3 million, or 3.1%, decrease from Q3 2013.  Our Tubular Services operating margins were 17% for Q3 2014, down from 18% in Q2 2014 and Q3 2013. The leverage impact of lower revenue and the delayed CDS shipments drove the decline in margins.

Other Segments and Expenses

•
Research and engineering costs for Q3 2014 were $1.9 million, compared to $2.5 million in Q2 2014 and $2.1 million in Q3 2013. We continue to invest in the development, commercialization, and enhancements of our proprietary technologies relating to our Top Drive and Tubular Services segments.

•	Corporate and other costs for Q3 2014 were $9.0 million, a $0.3 million, or 3.2%, decrease from Q2 2014 and a $0.1 million, or 1.1%, decrease from Q3 2013.

•
Net foreign exchange losses for Q3 2014 were $3.1 million, compared to foreign exchange gains of $1.0 million in Q2 2014 and losses of $0.5 million in Q3 2013. The largest foreign exchange losses were from the Argentine peso, the Russian ruble, and the Mexican peso in the amounts of $1.4 million, $0.8 million and $0.5 million, respectively.

•
Our effective tax rate for Q3 2014 was 45% compared to 34% in Q2 2014 and 32% in Q3 2013. Our effective tax rate, which is income tax expense as a percentage of pre-tax earnings, increased from Q2 2014 due to the fluctuating mix of pre-tax earnings in the various tax jurisdictions in which we operate around the world, the nondeductible nature of foreign exchange losses and certain operating losses, and $1.4 million of favorable tax settlements in foreign jurisdictions in the nine months ended September 30, 2013, compared to $0.4 million of unfavorable tax settlements in foreign jurisdictions in the nine months ended September 30, 2014.

•	Total capital expenditures were $14.8 million in Q3 2014, primarily for tubular services equipment, a $3.3 million, or 29.0%, increase from Q2 2014 and a $6.4 million, or 76%, increase from Q3 2013.

Conference Call
The Company will conduct a conference call to discuss its results for the third quarter 2014 on November 4, 2014 at 9:00 a.m. Central Time.  To participate in the conference call, dial 1-888-417-8465 inside the U.S. or 1-719-325-2281 outside the U.S. approximately 10 minutes prior to the scheduled start time. The conference call and all questions and answers will be recorded and made available until November 18, 2014. To listen to the replay, call 1-888-203-1112 inside the U.S. or 1-719-457-0820 outside the U.S. and enter conference ID 3622319#.
The conference call will be webcast live as well as by replay at the Company's web site, www.tescocorp.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site.
 TESCO Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company's strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas. TESCO® is a registered trademark in the United States and Canada. Casing Drive System™, CDS™, Multiple Control Line Running System™ and MCLRS™ are trademarks in the United States and Canada.

For further information please contact:
Chris Boone (713) 359-7000
Tesco Corporation

Caution Regarding Forward-Looking Information and Risk Factors

This news release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as "anticipate", "believe", "expect", "plan", "intend", "forecast", "target", "project", "may", "will", "should", "could", "estimate", "predict" or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenue, earnings, activities and technical results.
Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this news release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
     By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.
These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers' exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry),  risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.
     Copies of our Canadian public filings are available through www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and through www.tescocorp.com.
     The risks included here are not exhaustive. Refer to "Part I, Item 1A - Risk Factors" in our Annual Report on Form 10-K filed for the year ended December 31, 2013 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION
Condensed Consolidated Statements of Income
(in millions, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenue	$141.9	$132.2	$408.5	$388.3
Operating expenses
Cost of sales and services	112.4	102.6	319.1	303.5
Selling, general and administrative	10.6	9.7	38.0	36.1
(Gain) Loss on sale of Casing Drilling	—	—	—	(1.4)
Research and engineering	1.9	2.1	6.8	6.7
	124.9	114.4	363.9	344.9
Operating income	17.0	17.8	44.6	43.4
Interest expense, net	0.2	0.1	1.0	—
Other expense (income), net	3.2	0.5	5.6	0.9
Income before income taxes	13.6	17.2	38.0	42.5
Income taxes	6.1	5.5	14.8	11.8
Net income	$7.5	$11.7	$23.2	$30.7
Earnings per share:
Basic	$0.19	$0.30	$0.58	$0.79
Diluted	$0.18	$0.29	$0.57	$0.78
Dividends per share:
Basic	$0.05	$—	$0.10	$—
Weighted average number of shares:
Basic	40.0	39.1	40.0	39.0
Diluted	40.6	39.8	40.6	39.6

TESCO CORPORATION
Condensed Consolidated Balance Sheets
(in millions)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$87.7	$97.3
Accounts receivable, net	127.7	142.6
Inventories, net	117.1	97.4
Other current assets	41.7	44.1
Total current assets	374.2	381.4
Property, plant and equipment, net	203.8	204.9
Goodwill	34.4	32.7
Other assets	15.3	18.7
Total assets	$627.7	$637.7
Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long term debt	$0.1	$0.4
Accounts payable	37.2	45.6
Accrued and other current liabilities	43.7	59.1
Income taxes payable	3.7	5.9
Total current liabilities	84.7	111.0
Other liabilities	1.2	0.2
Long-term debt	—	—
Deferred income taxes	9.7	9.5
Shareholders' equity	532.1	517.0
Total liabilities and shareholders’ equity	$627.7	$637.7

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